Exhibit 99.3

Discussion and

Reconciliation of Non-

GAAP Financial Measures

March 31, 2026

(Unaudited)

Definitions
Adjusted Fixed Charge Coverage Fixed Charge Coverage Adjusted EBITDAre divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Fixed Charge Coverage Adjusted EBITDAre and Fixed Charges.
Consolidated Debt The carrying amount of bank line of credit, commercial paper, term loans, senior unsecured notes, and mortgage debt, as reported in our consolidated financial statements.
Consolidated Gross Assets The carrying amount of total assets, excluding investments in and advances to our unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Consolidated Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Consolidated Secured Debt  Mortgage and other debt secured by real estate, as reported in our consolidated financial statements.
Development Includes ground-up construction. Newly completed developments are considered fully operating once the property is placed in service.
EBITDAre, Adjusted EBITDAre, and Fixed Charge Coverage Adjusted EBITDAre EBITDAre, or EBITDA for Real Estate, is a supplemental performance measure defined by the National Association of Real Estate Investment Trusts (“Nareit”) and intended for real estate companies. It represents earnings before interest expense, income taxes, depreciation and amortization, gains or losses from sales of depreciable property (including gains or losses on change in control), and impairment charges (recoveries) related to depreciable property. Adjusted EBITDAre is defined as EBITDAre excluding other impairments (recoveries) and other losses (gains), transaction, merger, and restructuring-related costs, prepayment costs (benefits) associated with early retirement or payment of debt, litigation costs (recoveries), casualty-related charges (recoveries), stock-based compensation amortization expense, and non-refundable entrance fees collected in excess of (less than) the related amortization, adjusted to reflect the impact of transactions that occurred during the period as if the transactions occurred at the beginning of the period. Fixed Charge Coverage Adjusted EBITDAre is defined as Adjusted EBITDAre excluding the adjustment to reflect the impact of transactions that occurred during the period as if the transactions occurred at the beginning of the period. EBITDAre, Adjusted EBITDAre, and Fixed Charge Coverage Adjusted EBITDAre include our pro rata share of our unconsolidated JVs presented on the same basis. We consider EBITDAre and Adjusted EBITDAre important supplemental measures to net income (loss) because they provide an additional manner in which to evaluate our operating performance and serve as additional indicators of our ability to service our debt obligations. Net income (loss) is the most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to EBITDAre and Adjusted EBITDAre.
Enterprise Debt Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Enterprise Gross Assets Consolidated Gross Assets plus our pro rata share of total gross assets from our unconsolidated JVs, after adding back accumulated depreciation and amortization. Enterprise Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Enterprise Secured Debt Consolidated Secured Debt plus our pro rata share of mortgage debt from our unconsolidated JVs. Enterprise Secured Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Entrance Fees Certain of our senior housing communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI, Adjusted NOI, Nareit FFO, FFO as Adjusted, and AFFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. The refundable portion of a resident’s entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities.
Financial Leverage Enterprise Debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Fixed Charges Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) of our unconsolidated JVs. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.
Funds From Operations (“Nareit FFO”) and FFO as Adjusted Nareit FFO. Funds from Operations (“FFO”) applicable to common shares, as defined by the National Association of Real Estate Investment Trusts (“Nareit”), is net income (loss) applicable to common shares (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, including any current and deferred taxes directly associated with sales of depreciable property, impairments of, or related to, depreciable real estate or land held for development, plus real estate-related depreciation and amortization, and adjustments to compute our share of Nareit FFO from joint ventures. Adjustments for joint ventures

2

Definitions
are calculated to reflect our pro rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of Nareit FFO for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. For consolidated joint ventures in which we do not own 100%, we reflect our share of the equity by adjusting our Nareit FFO to remove the third-party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods. Our pro rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect our proportionate economic interest in the operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period. We do not control the unconsolidated joint ventures, and the pro rata presentations of reconciling items included in Nareit FFO do not represent our legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.
The presentation of pro rata information has limitations, which include, but are not limited to, the following: (i) the amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses and (ii) other companies in our industry may calculate their pro rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro rata financial information should not be considered independently or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP financial statements, using the pro rata financial information as a supplement.
We believe Nareit FFO applicable to common shares and diluted Nareit FFO applicable to common shares are important supplemental non-GAAP measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term Nareit FFO was designed by the REIT industry to address this issue.
Nareit FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income (loss). We compute Nareit FFO in accordance with the current Nareit definition; however, other REITs may report Nareit FFO differently or have a different interpretation of the current Nareit definition from ours. For a reconciliation of net income (loss) applicable to common shares to Nareit FFO applicable to common shares and other relevant disclosures, refer to “Non-GAAP Financial Measures Reconciliations” below.
FFO as Adjusted. In addition, we present Nareit FFO applicable to common shares on an adjusted basis before the impact of non-comparable items including, but not limited to, transaction, merger, and restructuring-related costs, other impairments (recoveries) and other losses (gains), prepayment costs (benefits) associated with early retirement or payment of debt, litigation costs (recoveries), casualty-related charges (recoveries), deferred tax asset valuation allowances, and changes in tax legislation (“FFO as Adjusted”). These adjustments are net of tax, when applicable, and are reflective of our share of our joint ventures. Adjustments for joint ventures are calculated to reflect our pro rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of FFO as Adjusted for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. We reflect our share for consolidated joint ventures in which we do not own 100% of the equity by adjusting our FFO as Adjusted to remove the third-party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods. We do not control the unconsolidated joint ventures, and the pro rata presentations of reconciling items included in FFO as Adjusted do not represent our legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.
The presentation of pro rata information has limitations, which include, but are not limited to, the following: (i) the amounts shown were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities or the revenues and expenses; and (ii) other companies in our industry may calculate their pro rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro rata financial information should not be considered independently or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP financial statements, using the pro rata financial information as a supplement.
Transaction, merger, and restructuring-related costs include expenses incurred as a result of mergers, acquisitions, operator transitions, severance, and other investment pursuit costs. Prepayment costs (benefits) associated with early retirement of debt include the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of debt. Other impairments (recoveries) and other losses (gains) include interest income associated with early and partial repayments of loans receivable and other losses or gains associated with non-depreciable assets including goodwill, loans receivable, and investments in equity securities. Management believes that FFO as Adjusted provides a meaningful supplemental measurement of our FFO run-rate and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. At the same time that Nareit created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe stockholders, potential investors, and financial analysts who review our operating performance are best served by an FFO run-rate earnings measure that includes certain other adjustments to net income (loss), in addition to adjustments made to arrive at the Nareit defined measure of FFO. FFO as Adjusted is used by management in analyzing our business and the performance of our properties and we believe it is important that stockholders, potential investors, and financial analysts understand this measure used by management. We use FFO as Adjusted to: (i) evaluate our performance in comparison with expected results and results of previous periods, relative to resource allocation decisions, (ii) evaluate the performance of our management, (iii) budget and forecast future results to assist in the allocation of resources, (iv) assess our performance as compared with similar real estate companies and the industry in general, and (v) evaluate how a specific potential investment will impact our future results. Other REITs or real estate companies may use different methodologies for calculating an adjusted FFO measure, and accordingly, our FFO as Adjusted may not be comparable to those reported by other REITs.
Net Debt Enterprise Debt less the carrying amount of cash and cash equivalents, restricted cash, and expected net proceeds from the future settlement of shares issued through our equity forward contracts, as reported in our consolidated financial statements and our pro rata share of cash and cash equivalents and restricted cash from our unconsolidated JVs. Consolidated Debt is the most directly comparable GAAP measure

3

Definitions
to Net Debt. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Net Debt to Adjusted EBITDAre Net Debt divided by Adjusted EBITDAre is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.
Net Operating Income (“NOI”) and Adjusted NOI NOI and Adjusted NOI are non-U.S. generally accepted accounting principles (“GAAP”) supplemental financial measures used to evaluate the operating performance of real estate. NOI is defined as real estate revenues (inclusive of rental and related revenues and resident fees and services, and exclusive of interest income), less property level operating expenses. . Adjusted NOI is calculated as NOI after eliminating the effects of straight-line rents, amortization of market lease intangibles, termination fees, operator transition costs, and actuarial reserves for insurance claims that have been incurred but not reported. NOI and Adjusted NOI are calculated as NOI and Adjusted NOI, respectively, from consolidated properties, plus our share of NOI and Adjusted NOI from unconsolidated joint ventures (calculated by applying our actual ownership percentage for the period), less noncontrolling interests’ share of NOI and Adjusted NOI from consolidated joint ventures (calculated by applying our actual ownership percentage for the period). We utilize our share of NOI and Adjusted NOI in assessing our performance as we have various joint ventures that contribute to our performance. Our share of NOI and Adjusted NOI should not be considered a substitute for, and should only be considered together with and as a supplement to, our financial information presented in accordance with GAAP. Our pro rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect our proportionate economic interest in the operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period. We do not control the unconsolidated joint ventures, and the pro rata presentations of reconciling items included in NOI and Adjusted NOI do not represent our legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.
The presentation of pro rata information has limitations, which include, but are not limited to, the following: (i) the amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses and (ii) other companies in our industry may calculate their pro rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro rata financial information should not be considered independently or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP financial statements, using the pro rata financial information as a supplement.
Adjusted NOI is oftentimes referred to as “Cash NOI.” Management believes NOI and Adjusted NOI are important supplemental measures because they provide relevant and useful information by reflecting only income and operating expense items that are incurred at the property level and present them on an unlevered basis. We use Adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and to evaluate our Same-Store (“SS”) performance, as described below. We believe that net income (loss) is the most directly comparable GAAP measure to NOI and Adjusted NOI. NOI and Adjusted NOI should not be viewed as alternative measures of operating performance to net income (loss) as defined by GAAP since they do not reflect various excluded items. Further, our definitions of NOI and Adjusted NOI may not be comparable to the definitions used by other REITs or real estate companies, as they may use different methodologies for calculating NOI and Adjusted NOI.
Operating expenses generally relate to leased outpatient medical and lab buildings, as well as senior housing facilities. We generally recover all or a portion of our leased outpatient medical and lab property expenses through tenant recoveries, which are recognized within rental and related revenues.
Portfolio Adjusted NOI Portfolio Adjusted NOI is Portfolio Cash Real Estate Revenues less Portfolio Cash Operating Expenses.
Portfolio Cash Operating Expenses Portfolio Cash Operating Expenses are non-GAAP supplemental measures. Portfolio Cash Operating Expenses represent property level operating expenses (which exclude transition costs). Portfolio Cash Operating Expenses include consolidated operating expenses plus the Company's pro rata share of operating expenses from its unconsolidated JVs less noncontrolling interests' pro rata share of operating expenses from consolidated JVs. Portfolio Cash Operating Expenses eliminates the effects of straight-line rents, lease termination fees, and actuarial reserves for insurance claims that have been incurred but not reported.
Portfolio Cash Real Estate Revenues Portfolio Cash Real Estate Revenues are non-GAAP supplemental measures. Portfolio Cash Real Estate Revenues include rental related revenues, resident fees and services, and government grant income which is included in Other income (expense), net in our Consolidated Statement of Operations. Portfolio Cash Real Estate Revenues include the Company's pro rata share from unconsolidated JVs presented on the same basis and exclude noncontrolling interests' pro rata share from consolidated JVs presented on the same basis. Portfolio Cash Real Estate Revenues eliminates the effects of straight-line rents, amortization of market lease intangibles, and lease termination fees.
Redevelopment Properties that incur major capital expenditures to significantly improve, change the use, or reposition the property pursuant to a formal redevelopment plan. Newly completed redevelopments, are considered fully operating once the property is placed in service. Redevelopment costs include only the incremental costs for the project.
RevPOR The 3-month average resident fees and services per occupied unit for the most recent period available. REVPOR excludes newly completed assets under lease-up, assets sold, acquired or converted to a new operating structure during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. All facility occupancy data was derived solely from information provided by operators without independent verification by us. REVPOR is a metric used to evaluate the revenue-generating capacity and profit potential of our other assets independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our other assets.
Same-Store (“SS”) Same-Store Cash (Adjusted) NOI allows our investors, analysts, and Company management to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our portfolio of properties, excluding properties within the other non-reportable segments. We include properties from our consolidated portfolio, as well as properties owned by our unconsolidated joint ventures in Same-Store Adjusted NOI (see Cash (Adjusted) NOI definitions above for further discussion regarding our use of pro-rata share information and its limitations). Properties are included in Same-Store once they are fully operating for the entirety of the comparative periods presented. A property is removed from Same-Store when it is classified as held for sale, sold, placed into redevelopment,

4

Definitions
experiences a casualty event or planned operator transition that significantly impacts operations, or a significant tenant relocates from a Same-Store property to a non Same-Store property and that change results in a corresponding increase in revenue. We do not report Same-Store metrics for our other non-reportable segments.
Same-Store Cash (Adjusted) NOI Same-Store Cash (Adjusted) NOI is Same-Store Cash Real Estate Revenues less Same-Store Cash Operating Expenses.
Same-Store Cash Operating Expenses Same-Store Cash Operating Expenses are non-GAAP supplemental measures. Same-Store Cash Operating Expenses represent property level operating expenses and exclude certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. Same-Store Cash Operating Expenses include consolidated operating expenses plus the Company's pro rata share of operating expenses from its unconsolidated JVs presented on the same basis less noncontrolling interests' pro rata share of operating expenses from consolidated JVs (based on applying our current ownership percentage to all periods presented). Same-Store Cash Operating Expenses eliminates the effects of straight-line rents, lease termination fees, operator transition costs, and actuarial reserves for insurance claims that have been incurred but not reported.
Same-Store Cash Real Estate Revenues Same-Store Cash Real Estate Revenues are non-GAAP supplemental measures. Same-Store Cash Real Estate Revenues include rental related revenues, resident fees and services and exclude amortization of deferred revenue from tenant-funded improvements. Same-Store Cash Real Estate Revenues include the Company's pro rata share from unconsolidated JVs presented on the same basis less noncontrolling interests' pro rata share from consolidated JVs (based on applying our current ownership percentage to all periods presented). Same-store Cash Real Estate Revenues eliminates the effects of straight-line rents, amortization of market lease intangibles, and lease termination fees.
Secured Debt Ratio Enterprise Secured Debt divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of Total Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Segments The Company’s diverse portfolio is comprised of investments in the following reportable healthcare segments: (i) outpatient medical; (ii) lab; and (iii) senior housing.
Share of Consolidated Joint Ventures ("JVs") Noncontrolling interests' pro rata share information is prepared by applying noncontrolling interests' actual ownership percentage for the period and is intended to reflect noncontrolling interests' proportionate economic interest in the financial position and operating results of properties in our portfolio.
Share of Unconsolidated Joint Ventures Our pro rata share information is prepared by applying our actual ownership percentage for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio. Certain unconsolidated joint ventures are excluded from leasing statistics when leasing information is not available.

5

Reconciliations

Funds From Operations
In thousands, except per share data

	Three Months Ended March 31,
	2026	2025
Net income (loss) applicable to common shares	$193,484	$42,364
Real estate related depreciation and amortization	289,734	268,546
Healthpeak’s share of real estate related depreciation and amortization from unconsolidated joint ventures	7,212	12,200
Noncontrolling interests’ share of real estate related depreciation and amortization	(4,702)	(4,454)
Loss (gain) on sales of depreciable real estate, net	(50,669)	—
Loss (gain) upon change of control, net(1)	(138,117)	—
Taxes associated with real estate dispositions	58	—
Nareit FFO applicable to common shares	297,000	318,656
Distributions on dilutive convertible units and other	4,519	4,623
Diluted Nareit FFO applicable to common shares	$301,519	$323,279

Weighted average shares outstanding - Diluted Nareit FFO	709,457	714,174

Impact of adjustments to Nareit FFO:
Transaction, merger, and restructuring-related costs(2)	$20,568	$5,534
Other impairments (recoveries) and other losses (gains), net(3)	(2,275)	(3,320)
Loss (gain) on debt extinguishments	302	—
Casualty-related charges (recoveries), net(4)	(190)	4,226
Recognition (reversal) of valuation allowance on deferred tax assets(5)	(3,058)	—
Total adjustments	$15,347	$6,440

FFO as Adjusted applicable to common shares	$312,347	$325,096
Distributions on dilutive convertible units and other	4,506	4,617
Diluted FFO as Adjusted applicable to common shares	$316,853	$329,713

Weighted average shares outstanding - Diluted FFO as Adjusted	709,457	714,174

Other operating data:
Amortization of deferred financing costs and debt discounts (premiums)	$8,363	$7,852
Non-refundable entrance fee sales in excess of (less than) the related GAAP amortization	7,756	4,696
Stock-based compensation amortization expense	4,502	4,627
Deferred income taxes	3,053	2,570
AFFO capital expenditures	(23,956)	(23,136)
Straight-line rents	(10,905)	(11,153)
Amortization of above (below) market lease intangibles, net	(6,597)	(10,212)
Other items(6)	(2,606)	1,451

Continued

6

Reconciliations

Funds From Operations
In thousands, except per share data

	Three Months Ended March 31,
	2026	2025
Diluted earnings per common share	$0.28	$0.06
Depreciation and amortization	0.40	0.39
Loss (gain) on sales of depreciable real estate, net	(0.07)	—
Loss (gain) upon change of control, net(1)	(0.19)	—
Diluted Nareit FFO per common share	$0.42	$0.45
Transaction, merger, and restructuring-related costs(2)	0.03	0.01
Other impairments (recoveries) and other losses (gains), net(3)	0.00	(0.01)
Casualty-related charges (recoveries), net(4)	0.00	0.01
Recognition (reversal) of valuation allowance on deferred tax assets(5)	0.00	—
Diluted FFO as Adjusted per common share	$0.45	$0.46
______________________________________
(1)The three months ended March 31, 2026 includes a gain upon change of control related to (i) the acquisition of the remaining 46.5% interest in the SWF SH JV which held 19 senior housing properties and (ii) the disposition of an 80% interest in six outpatient medical buildings to a third-party. These gains upon change of control are included in other income (expense), net in the Consolidated Statements of Operations.
(2)The three months ended March 31, 2026 includes costs incurred related to the Janus Living IPO and investment pursuit costs. The three months ended March 31, 2025 includes costs related to the merger with Physicians Realty Trust, which are primarily comprised of severance, legal, accounting, tax, information technology, and other costs of combining operations with Physicians Realty Trust that were incurred during the period.
(3)The three months ended March 31, 2026 and 2025 includes reserves and (recoveries) for expected loan losses recognized in impairments and loan loss reserves (recoveries), net in the Consolidated Statements of Operations.
(4)Casualty-related charges (recoveries), net are recognized in other income (expense), net, equity income (loss) from unconsolidated joint ventures, and noncontrolling interests’ share in earnings in the Consolidated Statements of Operations.
(5)The three months ended March 31, 2026 includes the income tax impact related to the change in tax status of certain entities in connection with the Janus Living IPO.
(6)Primarily includes: (i) amortization of deferred revenue, (ii) noncontrolling interests’ share of senior housing entrance fees in excess (less) than the related GAAP amortization, and (iii) our proportionate share of AFFO capital expenditures and straight-line rents from unconsolidated joint ventures.

7

Reconciliations

2026 Guidance(1)
Per share data

	2026 Guidance Ranges
	Low	High
Diluted earnings per common share	$0.46	$0.50
Real estate related depreciation and amortization	1.51	1.51
Healthpeak's share of real estate related depreciation and amortization from unconsolidated joint ventures	0.04	0.04
Noncontrolling interests' share of real estate related depreciation and amortization	(0.06)	(0.06)
Loss (gain) on sales of depreciable real estate, net	(0.07)	(0.07)
Loss (gain) upon change of control, net	(0.20)	(0.20)
Diluted Nareit FFO per common share	$1.68	$1.72

Transaction-related items	$0.04	$0.04
Valuation allowance on deferred tax assets	(0.01)	(0.01)
Diluted FFO as Adjusted per common share	$1.71	$1.75
______________________________________
(1)The foregoing projections reflect management's view of current and future market conditions as of May 5, 2026 including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in our earnings press release that was issued on May 5, 2026. However, these projections do not reflect the impact of unannounced future transactions, except as described herein. Our actual results may differ materially from the projections set forth above. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

8

Reconciliations

2026 Guidance(1)
In millions

For the projected year 2026 (low)

Total Portfolio
Net Income	$363
Real estate related depreciation and amortization	1,043
Loss (gain) on sales of depreciable real estate, net	(51)
Other impairments (recoveries) and other losses (gains), net	(2)
Other income, costs, and expense adjustments for Adjusted NOI	153
Adjusted NOI	$1,506
Non-SS Adjusted NOI	(184)
Same-Store Cash (Adjusted) NOI	$1,323

For the projected year 2026 (high)

Total Portfolio
Net Income	$390
Real estate related depreciation and amortization	1,043
Loss (gain) on sales of depreciable real estate, net	(51)
Other impairments (recoveries) and other losses (gains), net	(2)
Other income, costs, and expense adjustments for Adjusted NOI	153
Adjusted NOI	$1,533
Non-SS Adjusted NOI	(184)
Same-Store Cash (Adjusted) NOI	$1,349

For the year-ended December 31, 2025

Total Portfolio
Net Income	$101
Real estate related depreciation and amortization	1,059
Loss (gain) on sales of depreciable real estate, net	(69)
Other impairments (recoveries) and other losses (gains), net	(1)
Other income, costs, and expense adjustments for Adjusted NOI	461
Adjusted NOI	$1,551
Non-SS Adjusted NOI	(215)
Same-Store Cash (Adjusted) NOI	$1,336

Projected Cash Same-Store for the full year 2026

Low	(1.00)%
High	1.00%
______________________________________
(1)The foregoing projections reflect management's view of current and future market conditions as of May 5, 2026 including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in our earnings press release that was issued on May 5, 2026. However, these projections do not reflect the impact of unannounced future transactions, except as described herein. Our actual results may differ materially from the projections set forth above. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments. May not foot or recalculate due to the rounding.

9

Reconciliations

Enterprise Gross Assets
In thousands

March 31, 2026
Consolidated total assets(1)	$21,616,225
Investments in and advances to unconsolidated joint ventures	(530,354)
Accumulated depreciation and amortization of real estate	4,609,647
Accumulated amortization of real estate intangibles	665,950
Accumulated depreciation and amortization of real estate assets held for sale	58,751
Consolidated Gross Assets	$26,420,219
Healthpeak's share of unconsolidated joint venture gross assets	833,363
Enterprise Gross Assets	$27,253,582
______________________________________
(1)Consolidated total assets represents total assets on the Consolidated Balance Sheet as of March 31, 2026 presented on page 7 within the Earnings Release and Supplemental Report for the quarter ended March 31, 2026.

10

Reconciliations

Revenues
In thousands

	Three Months Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Outpatient Medical	$320,548	$320,482	$326,561	$329,086	$318,217
Lab	217,593	209,205	213,325	219,943	212,812
Senior Housing	148,927	148,855	150,458	155,749	200,345
Other	14,332	14,288	14,092	13,453	20,615
Corporate Non-segment	1,489	1,518	1,437	1,171	963
Total revenues	$702,889	$694,348	$705,873	$719,402	$752,952
Outpatient Medical	—	—	—	—	—
Lab	—	—	—	—	—
Senior Housing	—	—	—	—	—
Other	(14,332)	(14,288)	(14,092)	(13,453)	(13,208)
Corporate Non-segment	(1,489)	(1,518)	(1,437)	(1,171)	(963)
Less: Interest income and other	$(15,821)	$(15,806)	$(15,529)	$(14,624)	$(14,171)
Outpatient Medical	7,259	7,183	7,327	7,597	7,953
Lab	2,800	7,358	6,834	8,311	7,565
Senior Housing	—	—	—	—	3,011
Other	22,459	22,460	22,494	22,025	—
Corporate Non-segment	—	—	—	—	—
Healthpeak's share of unconsolidated joint venture real estate revenues	$32,518	$37,001	$36,655	$37,933	$18,529
Outpatient Medical	(9,973)	(10,020)	(10,334)	(10,755)	(11,342)
Lab	—	—	—	(137)	(139)
Senior Housing	—	—	—	—	(3,810)
Other	—	—	—	—	—
Corporate Non-segment	—	—	—	—	—
Noncontrolling interests' share of consolidated joint venture real estate revenues	$(9,973)	$(10,020)	$(10,334)	$(10,892)	$(15,291)
Outpatient Medical	(13,426)	(12,470)	(12,021)	(12,260)	(12,297)
Lab	(14,557)	(12,202)	(15,312)	(21,386)	(8,943)
Senior Housing	—	—	—	—	—
Other	(7)	67	(15)	(38)	(140)
Corporate Non-segment	—	—	—	—	—
Non-cash adjustments to real estate revenues	$(27,990)	$(24,605)	$(27,348)	$(33,684)	$(21,380)
Outpatient Medical	304,408	305,175	311,532	313,667	302,531
Lab	205,836	204,362	204,847	206,730	211,295
Senior Housing	148,927	148,855	150,458	155,749	199,546
Other	22,452	22,527	22,479	21,987	7,267
Corporate Non-segment	—	—	—	—	—
Portfolio Cash Real Estate Revenues	$681,623	$680,919	$689,316	$698,133	$720,639

Continued

11

Reconciliations

Revenues
In thousands

	Three Months Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Outpatient Medical	$(29,394)	$(29,101)	$(28,963)	$(30,090)	$(18,387)
Lab	(37,938)	(38,084)	(38,771)	(37,562)	(49,645)
Senior Housing	(27,403)	(27,389)	(27,685)	(28,657)	(68,725)
Other	(22,452)	(22,527)	(22,479)	(21,987)	(7,267)
Corporate Non-segment	—	—	—	—	—
Non-SS Cash Real Estate Revenues	$(117,187)	$(117,101)	$(117,898)	$(118,296)	$(144,024)
Outpatient Medical	275,014	276,074	282,569	283,577	284,144
Lab	167,898	166,278	166,076	169,168	161,650
Senior Housing	121,524	121,466	122,773	127,092	130,821
Other	—	—	—	—	—
Corporate Non-segment	—	—	—	—	—
SS Cash Real Estate Revenues	$564,436	$563,818	$571,418	$579,837	$576,615

12

Reconciliations

Operating Expenses
In thousands

	Three Months Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Outpatient Medical	$105,226	$105,331	$113,660	$111,834	$106,264
Lab	57,658	59,401	64,352	63,783	68,882
Senior Housing	110,259	111,449	113,910	112,236	144,598
Other	—	—	—	—	4,117
Corporate Non-segment	—	—	—	—	—
Operating expenses	$273,143	$276,181	$291,922	$287,853	$323,861
Outpatient Medical	2,994	2,695	2,887	2,796	3,365
Lab	1,666	1,898	2,229	2,486	1,328
Senior Housing	—	—	—	—	2,263
Other	16,324	16,440	16,855	16,751	—
Corporate Non-segment	—	—	—	—	—
Healthpeak's share of unconsolidated joint venture operating expenses	$20,984	$21,033	$21,971	$22,033	$6,956
Outpatient Medical	(2,778)	(2,801)	(3,765)	(3,921)	(3,647)
Lab	—	—	—	(99)	(85)
Senior Housing	—	—	—	—	(2,741)
Other	—	—	—	—	—
Corporate Non-segment	—	—	—	—	—
Noncontrolling interests' share of consolidated joint venture operating expenses	$(2,778)	$(2,801)	$(3,765)	$(4,020)	$(6,473)
Outpatient Medical	(1,344)	(1,657)	(1,663)	(1,470)	(1,828)
Lab	279	286	208	260	151
Senior Housing	—	843	—	1,647	—
Other	(11)	104	7	(122)	28
Corporate Non-segment	—	—	—	—	—
Non-cash adjustments to operating expenses	$(1,076)	$(424)	$(1,448)	$315	$(1,649)
Outpatient Medical	104,097	103,568	111,118	109,238	104,154
Lab	59,603	61,586	66,789	66,430	70,276
Senior Housing	110,260	112,292	113,910	113,884	144,120
Other	16,313	16,544	16,862	16,629	4,145
Corporate Non-segment	—	—	—	—	—
Portfolio Cash Operating Expenses	$290,273	$293,990	$308,679	$306,181	$322,695

Continued

13

Reconciliations

Operating Expenses
In thousands

	Three Months Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Outpatient Medical	$(11,607)	$(11,898)	$(11,836)	$(11,893)	$(6,847)
Lab	(13,419)	(14,553)	(15,953)	(16,105)	(21,566)
Senior Housing	(20,303)	(20,706)	(20,993)	(21,253)	(49,214)
Other	(16,313)	(16,544)	(16,862)	(16,629)	(4,145)
Corporate Non-segment	—	—	—	—	—
Non-SS Cash Operating Expenses	$(61,642)	$(63,701)	$(65,644)	$(65,880)	$(81,772)
Outpatient Medical	92,490	91,670	99,282	97,345	97,307
Lab	46,184	47,033	50,836	50,325	48,710
Senior Housing	89,957	91,586	92,917	92,631	94,906
Other	—	—	—	—	—
Corporate Non-segment	—	—	—	—	—
SS Cash Operating Expenses	$228,631	$230,289	$243,035	$240,301	$240,923

14

Reconciliations

Segment Portfolio NOI and Adjusted NOI and SS
In thousands

Total Portfolio	Three Months Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Net income (loss)	$50,064	$39,019	$(109,848)	$121,792	$199,656
Interest income and other	(15,821)	(15,806)	(15,529)	(14,624)	(14,171)
Interest expense	72,693	75,063	76,784	80,638	87,292
Depreciation and amortization	268,546	265,916	262,317	262,086	289,734
General and administrative	26,118	20,764	19,907	23,627	24,591
Transaction costs	5,534	10,215	2,420	7,351	24,149
Impairments and loan loss reserves (recoveries), net	(3,562)	3,499	(54)	(776)	(2,275)
(Gain) loss on sales of real estate, net	—	(1,636)	(11,500)	(56,352)	(50,669)
(Gain) loss on debt extinguishments	—	—	—	—	403
Other (income) expense, net	6,126	4,692	(1,160)	(10,137)	(139,779)
Income tax (benefit) expense	2,080	2,382	(1,206)	6,027	254
Equity (income) loss from unconsolidated joint ventures	2,147	(1,747)	176,291	(2,707)	(4,265)
Healthpeak's share of unconsolidated joint venture NOI	11,534	15,968	14,684	15,900	11,573
Noncontrolling interests' share of consolidated joint venture NOI	(7,195)	(7,219)	(6,569)	(6,872)	(8,818)
NOI	$418,264	$411,110	$406,537	$425,953	$417,675
Adjustments to NOI(1)	(26,914)	(24,181)	(25,900)	(34,001)	(19,731)
Portfolio Adjusted NOI	$391,350	$386,929	$380,637	$391,952	$397,944
Non-SS Adjusted NOI	(55,545)	(53,400)	(52,254)	(52,416)	(62,252)
SS Adjusted NOI	$335,805	$333,529	$328,383	$339,536	$335,692

Outpatient Medical	Three Months Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Net income (loss)	$51,216	$54,395	$64,948	$116,100	$161,675
Interest expense	3,573	3,476	3,571	3,457	3,290
Depreciation and amortization	157,131	156,714	154,485	152,814	143,439
Transaction costs	248	12	298	377	262
(Gain) loss on sales of real estate, net	—	(2,932)	(11,500)	(56,352)	(7,004)
Other (income) expense, net	(49)	652	(1,350)	(1,390)	(92,037)
Equity (income) loss from unconsolidated joint ventures	3,204	2,834	2,449	2,246	2,328
Healthpeak's share of unconsolidated joint venture NOI	4,265	4,488	4,440	4,801	4,588
Noncontrolling interests' share of consolidated joint venture NOI	(7,195)	(7,219)	(6,569)	(6,834)	(7,695)
NOI	$212,393	$212,420	$210,772	$215,219	$208,846
Adjustments to NOI(1)	(12,082)	(10,813)	(10,358)	(10,790)	(10,469)
Portfolio Adjusted NOI	$200,311	$201,607	$200,414	$204,429	$198,377
Non-SS Adjusted NOI	(17,787)	(17,203)	(17,127)	(18,197)	(11,540)
SS Adjusted NOI	$182,524	$184,404	$183,287	$186,232	$186,837

Continued

15

Reconciliations

Segment Portfolio NOI and Adjusted NOI and SS
In thousands

Lab	Three Months Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Net income (loss)	$80,403	$74,328	$(104,187)	$80,964	$101,664
Depreciation and amortization	78,616	78,010	76,946	77,792	90,821
Transaction costs	337	295	232	206	—
(Gain) loss on sales of real estate, net	—	—	—	—	(43,665)
Other (income) expense, net	(13)	(20)	(138)	(26)	(22)
Equity (income) loss from unconsolidated joint ventures	592	(2,809)	176,120	(2,777)	(4,868)
Healthpeak's share of unconsolidated joint venture NOI	1,134	5,460	4,605	5,825	6,237
Noncontrolling interests' share of consolidated joint venture NOI	—	—	—	(38)	(54)
NOI	$161,069	$155,264	$153,578	$161,946	$150,113
Adjustments to NOI(1)	(14,836)	(12,488)	(15,520)	(21,646)	(9,094)
Portfolio Adjusted NOI	$146,233	$142,776	$138,058	$140,300	$141,019
Non-SS Adjusted NOI	(24,519)	(23,531)	(22,818)	(21,457)	(28,079)
SS Adjusted NOI	$121,714	$119,245	$115,240	$118,843	$112,940

Senior Housing	Three Months Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Net income (loss)	$(1,679)	$303	$4,439	$18,491	$27,874
Interest expense	948	949	951	950	351
Depreciation and amortization	32,799	31,192	30,886	31,480	51,398
General and administrative	—	—	—	—	3,286
Transaction costs	14	215	—	(229)	18,510
(Gain) loss on debt extinguishments	—	—	—	—	403
Other (income) expense, net	6,585	4,747	272	(7,178)	(47,086)
Income tax (benefit) expense	—	—	—	—	1,122
Equity (income) loss from unconsolidated joint ventures	—	—	—	—	(111)
Healthpeak's share of unconsolidated joint venture NOI	—	—	—	—	748
Noncontrolling interests' share of consolidated joint venture NOI	—	—	—	—	(1,069)
NOI	$38,667	$37,406	$36,548	$43,514	$55,426
Adjustments to NOI(1)	—	(843)	—	(1,649)	—
Portfolio Adjusted NOI	$38,667	$36,563	$36,548	$41,865	$55,426
Non-SS Adjusted NOI	(7,100)	(6,683)	(6,692)	(7,404)	(19,511)
SS Adjusted NOI	$31,567	$29,880	$29,856	$34,461	$35,915

Continued

16

Reconciliations

Segment Portfolio NOI and Adjusted NOI and SS
In thousands

Other	Three Months Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Net income (loss)	$19,004	$10,907	$15,983	$15,663	$16,194
Interest income and other	(14,332)	(14,288)	(14,092)	(13,453)	(13,208)
Depreciation and amortization	—	—	—	—	4,076
Transaction costs	433	393	(5)	47	(10)
Impairments and loan loss reserves (recoveries), net	(3,562)	3,499	(54)	(776)	(2,275)
(Gain) loss on sales of real estate, net	—	1,296	—	—	—
Other (income) expense, net	106	(35)	446	695	127
Equity (income) loss from unconsolidated joint ventures	(1,649)	(1,772)	(2,278)	(2,176)	(1,614)
Healthpeak's share of unconsolidated joint venture NOI	6,135	6,020	5,639	5,274	—
NOI	$6,135	$6,020	$5,639	$5,274	$3,290
Adjustments to NOI(1)	4	(37)	(22)	84	(168)
Portfolio Adjusted NOI	$6,139	$5,983	$5,617	$5,358	$3,122
Non-SS Adjusted NOI	(6,139)	(5,983)	(5,617)	(5,358)	(3,122)
SS Adjusted NOI	$—	$—	$—	$—	$—

Corporate Non-Segment	Three Months Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Net income (loss)	$(98,880)	$(100,914)	$(91,031)	$(109,426)	$(107,751)
Interest income and other	(1,489)	(1,518)	(1,437)	(1,171)	(963)
Interest expense	68,172	70,638	72,262	76,231	83,651
General and administrative	26,118	20,764	19,907	23,627	21,305
Transaction costs	4,502	9,300	1,895	6,950	5,387
Other (income) expense, net	(503)	(652)	(390)	(2,238)	(761)
Income tax (benefit) expense	2,080	2,382	(1,206)	6,027	(868)
SS Adjusted NOI	$—	$—	$—	$—	$—
______________________________________
(1)Adjustments to NOI eliminates the effects of straight-line rents, amortization of market lease intangibles, lease termination fees, the impact of deferred community fee income, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fees expense.

17

Reconciliations

Property Count Reconciliations

As of March 31, 2026
	Property Count Reconciliation
	Outpatient Medical	Lab	Senior Housing	Other	Total
Prior Quarter Total Property Count	509	146	15	19	689
Acquisitions	—	—	6	—	6
Assets sold	(3)	(4)	—	—	(7)
Segment conversions	(2)	(1)	19	(16)	—
Current Quarter Total Property Count	504	141	40	3	688
Recent acquisitions	(7)	(6)	(6)	—	(19)
Assets in Development	(5)	(2)	—	—	(7)
Recently completed Developments	(2)	(2)	—	—	(4)
Assets in Redevelopment	(4)	(21)	—	—	(25)
Recently completed Redevelopments	(1)	(6)	—	—	(7)
Assets held for sale	(2)	(2)	—	—	(4)
Other exclusions	—	—	—	(3)	(3)
Operator transition	—	—	(19)	—	(19)
Significant tenant relocation	—	(1)	—	—	(1)
Three-Month SS Property Count	483	101	15	—	599

	Sequential SS
	Outpatient Medical	Lab	Senior Housing	Other	Total
Prior Quarter Three-Month SS Property Count	486	102	15	—	603
Assets in Redevelopment	—	(1)	—	—	(1)
Prior Development/Redevelopment	1	—	—	—	1
Assets sold	(2)	—	—	—	(2)
Segment conversion	(2)	—	—	—	(2)
Current Quarter Three-Month SS Property Count	483	101	15	—	599

18

Reconciliations

Common Stock and Equivalents
In thousands

		Weighted Average Shares
		Three Months Ended March 31, 2026
	Shares Outstanding March 31, 2026	Diluted EPS	Diluted Nareit FFO	Diluted FFO as Adjusted
Common stock	695,263	695,161	695,161	695,161
Common stock equivalent securities(1):
Restricted stock units	659	7	7	7
OP units	6,055	—	924	924
Convertible partnership units	13,365	—	13,365	13,365
Total common stock and equivalents	715,342	695,168	709,457	709,457
______________________________________
(1)The weighted average shares for the three months ended March 31, 2026 represent the current dilutive impact, using the treasury stock method, of approximately 1 million restricted stock units, 6.1 million OP Units, and 13.4 million DownREIT units.

19

Reconciliations

Net Income to Adjusted EBITDAre
In thousands

Three Months Ended March 31, 2026
Net income (loss)	$199,656
Interest expense	87,292
Income tax expense (benefit)	254
Depreciation and amortization	289,734
Other depreciation and amortization	691
Loss (gain) on sales of real estate	(50,669)
Loss (gain) upon change of control	(138,117)
Share of unconsolidated JV:
Interest expense	3,123
Income tax expense (benefit)	24
Depreciation and amortization	7,212
EBITDAre	$399,200
Transaction, merger, and restructuring-related costs	24,149
Other impairments (recoveries) and other losses (gains)	(2,275)
Loss (gain) on debt extinguishments	403
Casualty-related charges (recoveries)	(190)
Non-refundable entrance fee sales in excess of (less than) the related GAAP amortization	7,756
Stock-based compensation amortization expense	4,502
Impact of transactions closed during the period(1)	(56)
Adjusted EBITDAre	$433,489
Impact of transactions closed during the period(1)	56
Fixed Charge Coverage Adjusted EBITDAre(2)	$433,545

Adjusted Fixed Charge Coverage
In thousands

Three Months Ended March 31, 2026
Interest expense, including unconsolidated JV interest expense at share	$90,415
Capitalized interest, including unconsolidated JV capitalized interest at share	19,798
Fixed Charges	$110,213

Adjusted Fixed Charge Coverage(2)	3.9x
  ______________________________________
(1)Adjustment reflects the impact of transactions that occurred during the period as if the transactions occurred at the beginning of the period.
(2)Fixed Charge Coverage Adjusted EBITDAre is utilized in the calculation of Adjusted Fixed Charge Coverage and excludes the impact of transactions that occurred during the period for consistency with the calculation of Fixed Charges.

20

Reconciliations

Enterprise Debt and Net Debt
In thousands

March 31, 2026
Bank line of credit and commercial paper	$1,751,409
Term loans	1,645,731
Senior unsecured notes	6,779,171
Mortgage debt	246,461
Consolidated Debt	$10,422,772
Share of unconsolidated JV mortgage debt	211,936
Enterprise Debt	$10,634,708
Cash and cash equivalents	(1,170,992)
Share of unconsolidated JV cash and cash equivalents	(8,242)
Restricted cash	(94,917)
Share of unconsolidated JV restricted cash	(1,709)
Net Debt	$9,358,848

Financial Leverage
In thousands

March 31, 2026
Enterprise Debt	$10,634,708
Enterprise Gross Assets	27,253,582
Financial Leverage	39.0%

Secured Debt Ratio
In thousands

March 31, 2026
Mortgage debt	$246,461
Share of unconsolidated JV mortgage debt	211,936
Enterprise Secured Debt	$458,397
Enterprise Gross Assets	$27,253,582
Secured Debt Ratio	1.7%

Net Debt to Adjusted EBITDAre
In thousands

Three Months Ended March 31, 2026
Net Debt	$9,358,848
Annualized Adjusted EBITDAre(1)	1,733,956
Net Debt to Adjusted EBITDAre	5.4x
  ______________________________________
(1)Represents the current quarter Adjusted EBITDAre multiplied by a factor of four.

21

Reconciliations

Healthpeak's Share of Unconsolidated Joint Venture NOI
In thousands

Total Portfolio	Three Months Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Equity income (loss) from unconsolidated joint ventures	$(2,147)	$1,747	$(176,291)	$2,707	$4,265
Depreciation and amortization	12,200	12,530	12,574	12,806	7,212
General and administrative	350	352	340	425	399
Other (income) expense, net	861	1,089	66	92	(325)
Income tax (benefit) expense	270	250	155	(130)	22
Impairments (recoveries) of real estate, net	—	—	177,840	—	—
Healthpeak's share of unconsolidated joint venture NOI	$11,534	$15,968	$14,684	$15,900	$11,573

Outpatient Medical	Three Months Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Equity income (loss) from unconsolidated joint ventures	$(3,204)	$(2,834)	$(2,449)	$(2,246)	$(2,328)
Depreciation and amortization	4,128	4,039	3,859	3,813	4,056
General and administrative	159	97	22	166	157
Other (income) expense, net	3,193	3,178	2,999	3,059	2,702
Income tax (benefit) expense	(11)	8	9	9	1
Healthpeak's share of unconsolidated joint venture NOI	$4,265	$4,488	$4,440	$4,801	$4,588

Lab	Three Months Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Equity income (loss) from unconsolidated joint ventures	$(592)	$2,809	$(176,120)	$2,777	$4,868
Depreciation and amortization	3,346	3,714	3,943	4,172	2,554
General and administrative	151	249	272	241	225
Other (income) expense, net	(1,771)	(1,312)	(1,330)	(1,365)	(1,410)
Impairments (recoveries) of real estate, net	—	—	177,840	—	—
Healthpeak's share of unconsolidated joint venture NOI	$1,134	$5,460	$4,605	$5,825	$6,237

Senior Housing	Three Months Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Equity income (loss) from unconsolidated joint ventures	$—	$—	$—	$—	$111
Depreciation and amortization	—	—	—	—	602
General and administrative	—	—	—	—	17
Other (income) expense, net	—	—	—	—	(3)
Income tax (benefit) expense	—	—	—	—	21
Healthpeak's share of unconsolidated joint venture NOI	$—	$—	$—	$—	$748

Continued

22

Reconciliations

Healthpeak's Share of Unconsolidated Joint Venture NOI
In thousands

Other	Three Months Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Equity income (loss) from unconsolidated joint ventures	$1,649	$1,772	$2,278	$2,176	$1,614
Depreciation and amortization	4,726	4,777	4,772	4,821	—
General and administrative	40	6	46	18	—
Other (income) expense, net	(561)	(777)	(1,603)	(1,602)	(1,614)
Income tax (benefit) expense	281	242	146	(139)	—
Healthpeak's share of unconsolidated joint venture NOI	$6,135	$6,020	$5,639	$5,274	$—

23

Reconciliations

Noncontrolling Interests' Share of Consolidated Joint Venture NOI
In thousands

Total Portfolio	Three Months Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Income (loss) from continuing operations attributable to noncontrolling interest	$7,236	$7,346	$7,274	$7,824	$6,023
Depreciation and amortization	4,353	4,350	3,721	3,731	4,627
Other (income) expense, net	422	264	340	121	3,001
Dividends attributable to noncontrolling interest	(4,816)	(4,741)	(4,766)	(4,804)	(4,833)
Noncontrolling interests' share of consolidated joint venture NOI	$7,195	$7,219	$6,569	$6,872	$8,818

Outpatient Medical	Three Months Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Income (loss) from continuing operations attributable to noncontrolling interest	$5,792	$5,894	$5,848	$6,322	$6,715
Depreciation and amortization	4,353	4,350	3,721	3,731	3,790
Other (income) expense, net	422	324	340	121	524
Dividends attributable to noncontrolling interest	(3,372)	(3,349)	(3,340)	(3,340)	(3,334)
Noncontrolling interests' share of consolidated joint venture NOI	$7,195	$7,219	$6,569	$6,834	$7,695

Lab	Three Months Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Income (loss) from continuing operations attributable to noncontrolling interest	$898	$928	$898	$966	$854
Depreciation and amortization	—	—	—	—	98
Dividends attributable to noncontrolling interest	(898)	(928)	(898)	(928)	(898)
Noncontrolling interests' share of consolidated joint venture NOI	$—	$—	$—	$38	$54

Senior Housing	Three Months Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Income (loss) from continuing operations attributable to noncontrolling interest	$—	$—	$—	$—	$(5,659)
Depreciation and amortization	—	—	—	—	739
Other (income) expense, net	—	—	—	—	2,477
Dividends attributable to noncontrolling interest	—	—	—	—	3,512
Noncontrolling interests' share of consolidated joint venture NOI	$—	$—	$—	$—	$1,069

Continued

24

Reconciliations

Noncontrolling Interests' Share of Consolidated Joint Venture NOI
In thousands

Corporate Non-Segment	Three Months Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Income (loss) from continuing operations attributable to noncontrolling interest	$546	$524	$528	$536	$4,113
Dividends attributable to noncontrolling interest	(546)	(524)	(528)	(536)	(4,113)
Noncontrolling interests' share of consolidated joint venture NOI	$—	$—	$—	$—	$—

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Reconciliations

RevPOR Senior Housing(1)
In thousands, except per month data

	Three Months Ended
RevPOR Senior Housing	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Portfolio Cash Real Estate Revenues(2)	$171,379	$171,383	$172,937	$177,737	$199,546
Other adjustments to RevPOR Senior Housing	—	—	—	—	1,410
RevPOR Senior Housing revenues	$171,379	$171,383	$172,937	$177,737	$200,956

Average occupied units/month	7,535	7,533	7,597	7,646	8,802
RevPOR Senior Housing per month(3)	$7,581	$7,583	$7,588	$7,749	$7,610

	Three Months Ended
RevPOR Senior Housing excluding NREF Amortization	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
RevPOR Senior Housing revenues	$171,379	$171,383	$172,937	$177,737	$200,956
NREF Amortization	(24,006)	(23,652)	(24,155)	(27,099)	(27,203)
RevPOR Senior Housing revenues excluding NREF Amortization	$147,373	$147,731	$148,782	$150,638	$173,753

Average occupied units/month	7,535	7,533	7,597	7,646	8,802
RevPOR Senior Housing excluding NREF Amortization per month(3)	$6,519	$6,537	$6,528	$6,568	$6,580

	Three Months Ended
Same-Store RevPOR Senior Housing	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
SS Cash Real Estate Revenues(2)	$121,524	$121,466	$122,773	$127,092	$130,821
Other adjustments to RevPOR Senior Housing	27,403	27,389	27,685	28,657	29,498
SS RevPOR Senior Housing revenues	$148,927	$148,855	$150,457	$155,750	$160,319

Average occupied units/month	6,085	6,074	6,121	6,179	6,255
RevPOR Senior Housing per month(3)	$8,158	$8,169	$8,193	$8,403	$8,544

	Three Months Ended
Same-Store RevPOR Senior Housing excluding NREF Amortization	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
SS RevPOR Senior Housing revenues	$148,927	$148,855	$150,457	$155,750	$160,319
NREF Amortization	(24,006)	(23,652)	(24,155)	(27,099)	(27,203)
RevPOR Senior Housing revenues excluding NREF Amortization	$124,921	$125,203	$126,301	$128,652	$133,116

Average occupied units/month	6,085	6,074	6,121	6,179	6,255
RevPOR Senior Housing excluding NREF Amortization per month(3)	$6,843	$6,871	$6,878	$6,941	$7,094
_____________________________________
(1)May not foot due to rounding.
(2)See pages 11 and 12 of this document for a reconciliation of Portfolio Cash Real Estate Revenues and SS Cash Real Estate Revenues.
(3)Represents the quarter RevPOR divided by a factor of three.

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FORWARD-LOOKING STATEMENTS

This Discussion and Reconciliation of Non-GAAP Financial Measures may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which we operate and beliefs of and assumptions made by our management, involve uncertainties that could significantly affect our financial or operating results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “projects,” “forecasts,” “will,” “may,” “potential,” “can,” “could,” “should,” “pro forma,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about our business outlook, 2026 guidance information, future acquisitions, dispositions, developments, financing activity, leasing activity, financial and operating results, plans, objectives, expectations, and intentions. All statements that address operating performance, events, or developments that Healthpeak expects or anticipates will occur in the future are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with: changes to regulatory, funding, staffing, trade, and other policies and actions by the U.S. political administration, macroeconomic trends that may increase borrowing, construction, labor and other operating costs; changes within the life science industry, and significant regulation, funding requirements, and uncertainty faced by our lab tenants; factors adversely affecting our tenants’, or borrowers’ ability to meet their financial and other contractual obligations to us; the insolvency or bankruptcy of one or more of our major tenants or borrowers; our concentration of real estate investments in the healthcare property sector, which makes us more vulnerable to a downturn in that specific sector than if we invested across multiple sectors; the illiquidity of real estate investments; our ability to identify and secure new or replacement tenants; our property development, redevelopment, and tenant improvement risks, which can render a project less profitable or unprofitable and delay or prevent its undertaking or completion; the ability of the hospitals on whose campuses our outpatient medical buildings are located and their affiliated healthcare systems to remain competitive or financially viable; the failure of our tenants and borrowers to comply with federal, state, and local laws and regulations, including resident health and safety requirements, as well as licensure, certification, and inspection requirements; compliance with the Americans with Disabilities Act and fire, safety, and other regulations; the requirements of, or changes to, governmental reimbursement programs such as Medicare or Medicaid; economic conditions, natural disasters, weather, and other conditions that negatively affect geographic areas where we have concentrated investments; uninsured or underinsured losses, which could result in a significant loss of capital invested in a property, lower than expected future revenues, and unanticipated expenses; our use of joint ventures may limit our returns on and our flexibility with jointly owned investments; our use of rent escalators or contingent rent provisions in our leases; competition for suitable healthcare properties to grow our investment portfolio; our ability to exercise rights on collateral securing our real estate-related loans; any requirement that we recognize reserves, allowances, credit losses, or impairment charges; investment of substantial resources and time in transactions that are not consummated; our ability to successfully integrate or operate acquisitions and/or internalize property management; the potential impact of unfavorable resolution of litigation or disputes and resulting rising liability and insurance costs; environmental compliance costs and liabilities associated with our real estate investments; environmental, social and governance and sustainability commitments and requirements, as well as changing stakeholder expectations; epidemics, pandemics, or other infectious diseases, and health and safety measures intended to reduce their spread; our past participation in the Coronavirus Aid, Relief, and Economic Security Act Provider Relief Fund and other Covid-related stimulus and relief programs; laws or regulations prohibiting eviction of our tenants; human capital risks, including the loss or limited availability of our key personnel; our reliance on information technology and any material failure, inadequacy, interruption, or security failure of that technology; the use of, or inability to use, artificial intelligence by us, our tenants, our vendors, and our investors; volatility, disruption, or uncertainty in the financial markets; increased interest rates and borrowing costs, which could impact our ability to refinance existing debt, sell properties, and conduct investment activities; cash available for distribution to stockholders and our ability to make dividend distributions at expected levels; the availability of external capital on acceptable terms or at all; an increase in our level of indebtedness; covenants in our debt instruments, which may limit our operational flexibility, and breaches of these covenants; volatility in the market price and trading volume of our common stock; adverse changes in our credit ratings; the initial public offering of Janus Living may not achieve the intended benefits; our significant economic exposure to shifts in the price of Janus Living common stock and our ability to control the assets and activities of Janus Living; conflicts of interest in our relationship with Janus Living; our ability to maintain our qualification as a real estate investment trust (“REIT”); our taxable REIT subsidiaries being subject to corporate level tax; tax imposed on any net income from “prohibited transactions”; changes to U.S. federal income tax laws, and potential deferred and contingent tax liabilities from corporate acquisitions; calculating non-REIT tax earnings and profits distributions; tax protection agreements that may limit our ability to dispose of certain properties and may require us to maintain certain debt levels; ownership limits in our charter that restrict ownership in our stock, and provisions of Maryland law and our charter that could prevent a transaction that may otherwise be in the interest of our stockholders; conflicts of interest between the interests of our stockholders and the interests of holders of Healthpeak OP, LLC (“Healthpeak OP”) common units; provisions in the operating agreement of Healthpeak OP and other agreements that may delay or prevent unsolicited acquisitions and other transactions; our status as a holding company of Healthpeak OP; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings. In addition, due to our ownership interest in Janus Living and the consolidation of its operations in our financial statements, we are also subject to the risks and uncertainties described from time to time in filings by Janus Living with the Securities and Exchange Commission, including in the section titled “Risk Factors” in the prospectus Janus Living filed on March 23, 2026 with the Securities and Exchange Commission as part of its Registration Statement on Form S-11 (File No. 333-293835), which includes many of the same risks and uncertainties described above as they would apply to Janus Living's operations and ownership of senior housing communities.

Moreover, other risks and uncertainties of which we are not currently aware may also affect our forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by us on our website or otherwise. We do not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

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